EXHIBIT 10.1

Amendment No. 10
to Credit Agreement

This Amendment No. 10 to Credit Agreement is dated as of July 28, 2017, but effective as of July 18, 2017, and is between CTI Industries Corporation, an Illinois corporation (the “Borrower”); CTI Supply, Inc., an Illinois corporation f/k/a CTI Helium, Inc., and a Wholly-Owned Subsidiary of the Borrower, in its capacity as a guarantor (the “Subsidiary Guarantor”); and BMO Harris Bank N.A., a national banking association, successor to Harris N.A. (the “Bank”).

The Borrower and the Bank entered into a Credit Agreement dated as of April 29, 2010 (as amended, modified, or supplemented before the effective date of this agreement, the “Credit Agreement”), under which the Bank has extended certain credit facilities to the Borrower.

In connection with the Credit Agreement, the Subsidiary Guarantor entered into a Guaranty dated as of April 29, 2010 (the “Subsidiary Guaranty”), under which, among other things, the Subsidiary Guarantor guarantees the prompt and complete payment and performance of the Obligations.

The parties now desire to amend the Credit Agreement in certain respects.

The parties therefore agree as follows:

1.          Definitions. Defined terms used but not defined in this agreement are as defined in the Credit Agreement.

2.          Amendments to Credit Agreement. (a) The definition of “Mortgage Loan Final Maturity Date” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“ “Mortgage Loan Final Maturity Date” means October 18, 2017, or such earlier date on which the Mortgage Loan is declared to be or becomes due pursuant to Section 9.2 or 9.3 hereof.”

(b)          The definition of “Revolving Credit Termination Date” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“ “Revolving Credit Termination Date” means October 18, 2017, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.4, 9.2, or 9.3 hereof.”

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(c)          The definition of “Total Funded Debt” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“ “Total Funded Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, on a consolidated basis, at such time, plus all Indebtedness for Borrowed Money of any other person or entity which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss. For purposes of this Agreement, (a) “Total Funded Debt” includes (i) the 2016 CTI–Merrick Debt and the 2016 CTI–Schwan Debt, and (ii) subject to clause (b)(iii) below, the BMO Mezzanine Debt, but (b) “Total Funded Debt” does not include (i) any Excluded VIE Debt, (ii) the Subordinated Debt owing to John H. Schwan and Stephen M. Merrick described in Section 8.7(f), or (iii) the BMO Mezzanine Debt, if any, evidenced by the BMO Mezzanine Warrant Conversion Note.”

(d)          Section 5.1 of the Credit Agreement is hereby further amended by inserting each of the following new definitions in the appropriate alphabetical order:

“         “2017 Extension Period” means the period from and including the Amendment No. 10 Effective Date through and including the later of the Mortgage Loan Final Maturity Date and the Revolving Credit Termination Date.

“Amendment No. 10” means an Amendment No. 10 to Credit Agreement dated as of July 28, 2017, but effective as of July 18, 2017, between the Borrower, CTI Helium, and the Bank.

“Amendment No. 10 Consent and Acknowledgment” means the consent and acknowledgment described in clause (1)(C) of Section 6 of Amendment No. 10 (which consent and acknowledgment is the “Side Letter” under and as defined in the BMO Mezzanine NWPA, as in effect on the Amendment No. 10 Effective Date).

“Amendment No. 10 Effective Date” means July 18, 2017, which is the effective date of Amendment No. 10.

“BMO Mezzanine Warrant” means the “Warrant” (as defined in the BMO Mezzanine NWPA, as in effect on the Amendment No. 10 Effective Date).

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“BMO Mezzanine Warrant Conversion Note” means a promissory note issued to BMO Private Equity by the Borrower in connection with a conversion after the Amendment No. 10 Effective Date of the BMO Mezzanine Warrant effected in accordance with (and as more particularly described in) the Amendment No. 10 Consent and Acknowledgment and the Warrant, as deemed modified by the Amendment No. 10 Consent and Acknowledgment.”

(e)          Clause (e) of section 8.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

“              (e)          (i) the BMO Mezzanine Debt (other than the BMO Mezzanine Debt, if any, evidenced by the BMO Mezzanine Warrant Conversion Note), in an aggregate principal amount not to exceed $5,000,000 as of the Third Amendment Date, as reduced by permitted payments thereon, and provided that such BMO Mezzanine Debt shall be Subordinated Debt; and (ii) the BMO Mezzanine Debt, if any, evidenced by the BMO Mezzanine Warrant Conversion Note, in an aggregate principal amount not to exceed the original principal amount of the BMO Mezzanine Warrant Conversion Note as of the date that the BMO Mezzanine Warrant Conversion Note is issued, as reduced by permitted payments thereon, and provided that such BMO Mezzanine Debt shall be Subordinated Debt;”

(f)          Section 8.24 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 8.24         2017 Extension Period; Engagement of Financial Consultant.

(a)          The Borrower shall engage, for the duration of the 2017 Extension Period (or any shorter period approved in writing by the Bank), at the Borrower’s expense, an independent consultant of recognized standing selected by the Borrower and reasonably acceptable to the Bank (the “Financial Consultant”) to provide business financial planning and other advisory services to the Borrower and its Subsidiaries.

(b)          Without limitation, duplication, or derogation of Section 8.5 hereof, during the 2017 Extension Period the Borrower shall, and shall cause each Subsidiary to, furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Bank may reasonably request; and without any request, shall furnish to the Bank:

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(i)          as soon as available, and in any event no later than July 20, 2017 (or any later date approved in writing by the Bank), an engagement letter, in form and substance (including scope of work) reasonably satisfactory to the Bank, with respect to the engagement by the Borrower of the Financial Consultant, duly executed by the Borrower and the Financial Consultant;

(ii)         as soon as available, and in any event no later than July 31, 2017 (or any later date approved in writing by the Bank), a report, in reasonable detail and in form reasonably satisfactory to the Bank, either prepared by the Financial Consultant or prepared by the Borrower and verified by the Financial Consultant, and in any event certified to by the Borrower’s chief financial officer or such other officer acceptable to the Bank, showing analyses of the following with respect to the Borrower and its Subsidiaries: (A) revenue and profitability by customer and product line; (B) expense-reduction and margin-improvement initiatives; and (C) working-capital improvements;

(iii)        as soon as available, and in any event no later than July 31, 2017 (or any later date approved in writing by the Bank), and thereafter as soon as available and in any event by the first Business Day of each week (unless otherwise approved in writing by the Bank), a 13-week cash flow forecast, in reasonable detail and in form reasonably satisfactory to the Bank, showing projected cash receipts and cash disbursements (including referencing line item sources and uses of cash) of the Borrower and its Subsidiaries over the immediately succeeding 13-week period, together with a reconciliation of actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week against the then-current forecast of the Borrowers and its Subsidiaries (and showing any deviations on a cumulative basis and providing a written explanation of the variances), either prepared by the Financial Consultant or prepared by the Borrower and verified by the Financial Consultants, and in any event certified to by the Borrower’s chief financial officer or such other officer acceptable to the Bank;

(iv)        as soon as available, and in any event by the first Business Day of each week (or any later date approved in writing by the Bank), an accounts receivable and accounts payable aging, prepared by the Borrower and certified to by its chief financial officer or such other officer acceptable to the Bank;

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(v)         as soon as available, and in any event no later than August 15, 2017 (or any later date approved in writing by the Bank), a copy of the Borrower’s strategic plan to address before the end of the 2017 Extension Period the pending maturities of the Loans and the BMO Mezzanine Debt, such strategic plan to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Bank;

(vi)        as soon as available, and in any event no later than August 31, 2017 (or any later date approved in writing by the Bank), evidence, in form and substance satisfactory to the Bank, of the Borrower’s having taken action satisfactory to the Bank to implement and effect the strategic plan described in clause (v) above; and

(vii)       as soon as available, and in any event no later than September 15, 2017 (or any later date approved in writing by the Bank), a collateral checklist, a perfection certificate, and updated schedules to this Agreement, each in reasonable detail and in form and substance reasonably satisfactory to the Bank.

(c)          The Borrower shall cause the management of the Borrower and its Subsidiaries to meet with the Financial Consultant and the Bank, in person or by telephone, at such reasonable times and reasonable intervals as the Borrower may determine, but at least once per week by telephone during the 2017 Extension Period (or less frequently as approved in writing by the Bank).”

(g)          Exhibit E to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit E to this agreement.

3.          Fee. As consideration for the amendments to the Credit Agreement to be effected by this agreement, the Borrower shall pay to the Bank a fee in the amount of $7,500, which fee is fully earned upon the execution of this agreement by the Bank, due and payable upon the execution and delivery of this agreement by the Borrower to the Bank, and nonrefundable once paid.

4.          Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor hereby expressly does each of the following:

(1)         consents to the execution by the Borrower and the Bank of this agreement;

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(2)         acknowledges that the “Indebtedness” (as defined in the Subsidiary Guaranty) includes all of the “Obligations” under and as defined in the Credit Agreement, as amended from time to time (including as amended by this agreement);

(3)         acknowledges that the Subsidiary Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of the Borrower under the Credit Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty;

(4)         reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions contained in the Subsidiary Guaranty;

(5)         agrees that all such obligations and liabilities under the Subsidiary Guaranty continue in full force and that the execution and delivery of this agreement to, and its acceptance by, the Bank will not in any manner whatsoever do any of the following:

(A)         impair or affect the liability of the Subsidiary Guarantor to the Bank under the Subsidiary Guaranty;

(B)         prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Bank at law, in equity, or by statute against the Subsidiary Guarantor pursuant to the Subsidiary Guaranty; or

(C)         release or discharge, or be construed to release or discharge, any of the obligations and liabilities owing to the Bank by the Subsidiary Guarantor under the Subsidiary Guaranty; and

(6)         represents and warrants that each of the representations and warranties made by the Subsidiary Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date of this agreement.

5.          Representations and Warranties. To induce the Bank to enter into this agreement, the Borrower hereby represents to the Bank as follows:

(1)         that the Borrower is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this agreement, and to perform its obligations under the Credit Agreement, as amended by this agreement;

(2)         that the execution and delivery of this agreement and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this agreement, do not and will not conflict with any provision of law or of the articles of organization or operating agreement of the Borrower or of any agreement binding upon the Borrower;

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(3)         that the Credit Agreement, as amended by this agreement, is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability might be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)         that the representation and warranties set forth in section 6 of the Credit Agreement, as amended by this agreement, are true and correct with the same effect as if those representations and warranties had been made on the date hereof, except that all references to the financial statements mean the financial statements most recently delivered to the Bank and except for changes specifically permitted under the Credit Agreement, as amended by this agreement;

(5)         that the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this agreement, including the covenants stated in section 8 of the Credit Agreement; and

(6)         that as of the date of this agreement no Default and no Event of Default under section 10 of the Credit Agreement, as amended by this agreement, has occurred or is continuing.

6.          Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)         that the Bank has received the following:

(A)         a copy of this agreement, duly executed by the parties;

(B)         a copy of an amendment to the BMO Mezzanine NWPA and each of the other documents required to be delivered in accordance with that amendment, each in form and substance satisfactory to the Bank and duly executed by all applicable Persons;

(C)         a consent and acknowledgment (including under the subordination and intercreditor agreement in respect of the BMO Mezzanine Debt), in form and substance satisfactory to the Bank, duly executed by all applicable Persons; and

(D)         all other documents, certificates, resolutions, and opinions of counsel as the Bank requests;

(2)         that the Borrower has paid, and the Bank has received, the fee described in section 3; and

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(3)         that all legal matters incident to the execution and delivery of this agreement are satisfactory to the Bank and its counsel.

7.          General. (a) This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of the Credit Agreement and this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of the Credit Agreement and this agreement.

(b)          This agreement is a Loan Document.

(c)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and the successors and assigns of the Bank.

(d)          Except as specifically modified or amended by the terms of this agreement, the terms and provisions of the Credit Agreement, the Subsidiary Guaranty, and the other Loan Documents are incorporated by reference herein and in all respects continue in full force and effect. The Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Credit Agreement and the other Loan Documents to which it is a party.

(e)          Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, are deemed to refer to the Credit Agreement, as amended by this agreement.

(f)          The Borrower shall pay all costs and expenses in connection with the preparation of this agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who are employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

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(g)          The Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement. The Borrower hereby further covenants and agrees not to sue the Bank or assert any claims, defenses, demands, actions, or liabilities against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement.

(h)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Receipt of an executed signature page to this agreement by facsimile or other electronic transmission will constitute effective delivery of that executed signature page. Electronic records of executed Loan Documents (including this agreement) maintained by the Bank will be deemed to be originals.

[Signature pages follow]

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The parties are signing this Amendment No. 10 to Credit Agreement effective as of the effective date stated in the introductory clause.

CTI Industries Corporation

By:	/s/ John H. Schwan
Name:	John H. Schwan
Title:	Chairman/CEO

CTI Supply, Inc. (f/k/a CTI Helium, Inc.)

By:	/s/ John H. Schwan
Name:	John H. Schwan
Title:	Vice President

BMO Harris BANK N.A.

By:	/s/ Lauren M. Buysse
Name:	Lauren M. Buysse
Title:	Vice President

Signature page to Amendment No. 10 to Credit Agreement

Exhibit E

Applicable Rate

Level	Senior Leverage Ratio	LIBOR Margin	Base Rate Margin	Commitment Fee	Letter of Credit Fee
I	Greater than or equal to 3.00 to 1.00	3.50%	1.00%	0.25%	2.50%
II	Less than 3.00 to 1.00 but greater than 2.00 to 1.00	3.25%	0.75%	0.25%	2.25%
III	Less than or equal to 2.00 to 1.00	3.00%	0.50%	0.25%	2.00%